EXHIBIT INDEX

Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-4 of our report dated February 13, 2004, relating to the consolidated financial statements of Companhia Siderúrgica de Tubarão as of December 31, 2003 and for the years ended December 31, 2003 and 2002, which appear in such Registration Statement. We also consent to the references to us under the headings “Valuation Report of UBS and Deutsche Bank” and "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers
Auditores Independentes

Vitória, Brazil
September 8, 2005